                                                                Exhibit No. 99.1

                         TRUSTEE'S DISTRIBUTION REPORT

To the Holders of:

CABCO Series 2004-102 Trust (SBC Communications Inc.) (the "Trust") Collared Floating Rate Callable Certificates, CUSIP: 12679R 204 (the "Certificates").

U.S. Bank Trust National Association, as trustee (the "Trustee") for the Trust hereby gives notice with respect to the distribution occurring on December 15, 2005 (the "Distribution Date") as follows:

   1. The aggregate amount of the distribution payable to the certificateholders on the Distribution Date allocable to principal and premium, if any, and interest expressed as a dollar amount, is as set forth below:

         Principal   Interest       Premium      Total Distribution
         $0.00       $371,330.56    $0.00        $371,330.56


   2.    The applicable interest rate: 4.5200% per annum.

   3. The amount of aggregate interest due and not paid on the Certificates as of the Distribution Date is $0.00.

   4. The aggregate stated principal amount of 6.450% Global Notes due June 15, 2034 issued by SBC Communications Inc. (the "Underlying Securities") as of such Distribution Date was $32,500,000.00. The interest rate applicable to the Underlying Securities for the immediately following Underlying Securities interest accrual period is 6.450% per annum.

   5. The amounts received by the Trustee in respect of the Underlying Securities during the immediately preceding Underlying Securities interest accrual period was $1,048,125.00.

   6. The amount received by the Trustee from the Swap Counterparty was $371,330.56 and the amount paid by the Trustee to the Swap Counterparty was $1,048,125.00.

   7. The aggregate certificate principal balance of the Certificates was $32,500,000.00 at the close of business on the business day immediately preceding the Distribution Date.

   8. The current ratings of the Underlying Securities are not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

   9.    No fees have been paid to the Trustee from the assets of the Trust.


                          U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee of CABCO Series 2004-102 Trust (SBC Communications Inc.)



                          By: /s/ David J. Kolibachuk
                              ------------------------------------------
                              Name:  David J. Kolibachuk
                              Title: Vice President